SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

ORACLE HEALTHCARE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	26-0126028
(State of incorporation of organization)	(IRS Employer Identification No.)

200 Greenwich Avenue 3rd Floor Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this Form relates:	333-128748
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of Exchange on which class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Units
(Title of class)

Common Stock, par value $0.0001 per share
(Title of class)

Common Stock Purchase Warrants
(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered

 The securities to be registered hereby are the units, common stock and warrants of Oracle Healthcare Acquisition Corp. (the “Company”).  The description of the units, the common stock and the warrants contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-128748), filed with the Securities and Exchange Commission on September 30, 2005, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.    Exhibits

 The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference:

*3.1                          Form of Amended and Restated Certificate of Incorporation.

*3.2                          Amended and Restated Bylaws.

*4.1                          Specimen Unit Certificate.

*4.2                          Specimen Common Stock Certificate.

*4.3                          Specimen Warrant Certificate.

*4.4                          Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.

*10.6                    Form of Registration Rights Agreement among the Registrant and each of the existing stockholders

*                 Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-128748, as amended from time to time.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 6, 2006	Oracle Healthcare Acquisition Corp.

	By:	/s/ Joel D. Liffmann
		Name:	Joel D. Liffmann
		Title:	President and Chief Operating Officer